Exhibit 1.1

Execution Version

AZURE MIDSTREAM PARTNERS, LP

(a Delaware limited partnership)

3,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Dated: June 17, 2015

AZURE MIDSTREAM PARTNERS, LP

(a Delaware limited partnership)

3,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

June 17, 2015

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Azure Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partner interests in the Partnership (the “Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 525,000 additional Common Units. The aforesaid 3,500,000 Common Units (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 525,000 Common Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Partnership and Azure Midstream Partners GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), are together referred to herein as the “Partnership Parties.” Marlin Midstream, LLC, a Texas limited liability company (“Marlin Midstream”), Marlin Logistics, LLC, a Texas limited liability company (“Marlin Logistics”), Turkey Creek Pipeline, LLC, a Texas limited liability company (“Turkey Creek”), Marlin G&P I, LLC, a Texas limited liability company (“Marlin G&P”), Murvaul Gas

Gathering, LLC, a Texas limited liability company (“Murvaul Gas”), Talco Midstream Assets, Ltd., a Texas limited partnership (“Talco”), Azure Holdings GP, LLC, a Delaware limited liability company (“Azure GP”), and Azure TGG, LLC, a Delaware limited liability company (“Azure TGG”), are together referred to herein as the “Operating Subsidiaries.” The Partnership Parties and the Operating Subsidiaries are collectively referred to herein as the “Partnership Entities.”

The Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333- 203451) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective on April 28, 2015. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto through such time, including any exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 8:35 A.M., New York City time, on June 17, 2015 or such other time as agreed by the Partnership and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the 1933 Act Regulations.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Partnership Parties. Each of the Partnership Parties, jointly and severally, represents and warrants to each Underwriter as of the date hereof and as of the Applicable Time, and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Partnership meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or threatened by the Commission.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commission and Discounts,” the information in the second and third paragraphs under the heading “Underwriting–Price Stabilization and Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(iv) Testing-the-Waters Materials. The Partnership (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone to engage in Testing-the-Waters Communications. The Partnership has not distributed any Written Testing-the-Waters Communication.

(v) Partnership Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.

(vi) Emerging Growth Company Status. As of the Applicable Time, the Partnership is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii) Independent Accountants. KPMG, LLP, who has audited certain financial statements of the Partnership, whose reports appear in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accountant with respect to the Partnership as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(viii) Financial Statements; Non-GAAP Financial Measures. The historical combined financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition, results of operations, member’s equity and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the applicable accounting requirements under the 1933 Act and the 1934 Act and the Commission’s rules thereunder. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected historical and pro forma financial and operating data and the summary historical and pro forma financial and operating data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements and unaudited financial statements from which they were derived. The pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the applicable requirements of Regulation S-X under the 1933 Act and the Commission’s other rules and guidelines with respect to pro forma financial statements and have been compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and presents fairly the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. The Partnership does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix) Forward-Looking Statements and Supporting Information. No forward-looking statement contained in the Registration Statement, the General Disclosure Package or the Prospectus within the coverage of Rule 175(b) of the 1933 Act Regulations has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(x) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities considered as one enterprise, (C) there have been no liabilities or obligations, direct or contingent, incurred by any of the Partnership Entities that are material to the Partnership Entities considered as one enterprise, (D) there has been no material change in the capitalization, short-term debt or long-term debt of any of the Partnership Entities and (E) there has been no dividend or distribution of any kind declared, paid or made by the Partnership Entities on any class of equity securities.

(xi) Formation and Good Standing of Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of its jurisdiction of organization (as set forth on Schedule C hereto), and has all partnership or limited liability company power and authority, as the case may be, necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified as a foreign partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (as set forth on Schedule C hereto), except for any failures to be so qualified or in good standing that would not result in a Material Adverse Effect. Schedule C hereto accurately sets forth the jurisdiction of organization and each jurisdiction of foreign qualification for each of the Partnership Entities.

(xii) Ownership of General Partner. Azure Midstream Energy LLC, a Delaware limited liability company (“Azure Energy”), directly owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Azure Energy owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), other than (i) Liens created pursuant to that certain Credit Agreement, dated as of November 15, 2013, among Azure Midstream Holdings LLC, Azure Energy, the various financial institutions and other persons from time to time party thereto, and JP Morgan Chase Bank, N.A., as the administrative agent (as amended, modified or supplemented to date, the “Azure Credit Agreement”) and (ii) restrictions on transferability contemplated in the GP LLC Agreement.

(xiii) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at the Closing Time and at each Date of Delivery, will be, the sole general partner of the Partnership, with a 1.96% general partner interest in the Partnership (the “General Partner Interest”). The General Partner Interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Partnership Agreement”); and the General Partner owns the General Partner Interest free and clear of all Liens, except for restrictions on transferability contemplated in the Partnership Agreement.

(xiv) Ownership of Sponsor Units. As of the date hereof, NuDevco Midstream Development, LLC, a Texas limited liability company (“NuDevco”), owns 1,939,265 Common Units and 8,724,545 Subordinated Units (such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(xv) Ownership of Incentive Distribution Rights. Marlin IDR Holdings, LLC, a Delaware limited liability company (“Marlin IDR Holdings”), is the record holder of 10% the Incentive Distribution Units (as such term is defined in the Partnership Agreement, the “Incentive Distribution Units”) and Azure Energy is the record holder of 90% the Incentive Distribution Units; such Incentive Distribution Units have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Azure Energy owns its applicable portion of the Incentive Distribution Units free and clear of all Liens, other than (i) Liens created pursuant to the Azure Credit Agreement and (ii) restrictions on transferability contemplated in the Partnership Agreement.

(xvi) Ownership of Marlin Midstream. The Partnership owns 100% of the issued and outstanding membership interests in Marlin Midstream; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Marlin Midstream (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Marlin Midstream LLC Agreement”) and are fully paid (to the extent required by the Marlin Midstream LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the Texas Business Organizations Code (“TBOC”)); and the Partnership owns such membership interests free and clear of all Liens, other than (i) Liens created pursuant to that certain Credit Agreement, dated February 27, 2015, among the Partnership, as Borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended to date (the “Credit Agreement”) and (ii) restrictions on transferability contemplated in the Marlin Midstream LLC Agreement.

(xvii) Ownership of Marlin Logistics. The Partnership owns 100% of the issued and outstanding membership interests in Marlin Logistics; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Marlin Logistics (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Marlin Logistics LLC Agreement”) and are fully paid (to the extent required by the Marlin Logistics LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and the Partnership owns such membership interests free and clear of all Liens, other than (i) Liens created pursuant to the Credit Agreement and (ii) restrictions on transferability contemplated in the Marlin Logistics LLC Agreement.

(xviii) Ownership of Marlin G&P. Marlin Midstream owns 100% of the issued and outstanding membership interests in Marlin G&P; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Marlin G&P (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Marlin G&P LLC Agreement”) and are fully paid (to the extent required by the Marlin G&P LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and Marlin Midstream owns such membership interests free and clear of all Liens, other than (i) Liens created pursuant to the Credit Agreement and (ii) restrictions on transferability contemplated in the Marlin G&P LLC Agreement.

(xix) Ownership of Turkey Creek. Marlin Midstream owns 100% of the issued and outstanding membership interests in Turkey Creek; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Turkey Creek (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Turkey Creek LLC Agreement”) and are fully paid (to the extent required by the Turkey Creek LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and Marlin Midstream owns such membership interests free and clear of all Liens, other than (i) Liens created pursuant to the Credit Agreement and (ii) restrictions on transferability contemplated in the Turkey Creek LLC Agreement.

(xx) Ownership of Murvaul Gas. Marlin Midstream owns 100% of the issued and outstanding membership interests in Murvaul Gas; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Murvaul Gas (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Murvaul Gas LLC Agreement”) and are fully paid (to the extent required by the Murvaul Gas LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and Marlin Midstream

owns such membership interests free and clear of all Liens, other than (i) Liens created pursuant to the Credit Agreement and (ii) restrictions on transferability contemplated in the Murvaul Gas LLC Agreement.

(xxi) Ownership of Azure GP. Marlin Midstream owns 100% of the issued and outstanding membership interests in Azure GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Azure GP (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Azure GP LLC Agreement”) and are fully paid (to the extent required by the Azure GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and Marlin Midstream owns such membership interests free and clear of all Liens, other than (i) Liens created pursuant to the Credit Agreement and (ii) restrictions on transferability contemplated in the Azure GP G&P LLC Agreement.

(xxii) Ownership of Talco. Marlin Midstream owns 99.5% of the issued and outstanding membership interests in Talco and Azure GP owns 0.5% of the issued and outstanding membership interests in Talco; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Talco (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Talco LLC Agreement”) and are fully paid (to the extent required by the Talco LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the TBOC); and Marlin Midstream and Azure GP, in each case, owns such membership interests free and clear of all Liens, other than (i) Liens created pursuant to the Credit Agreement and (ii) restrictions on transferability contemplated in the Talco LLC Agreement.

(xxiii) Ownership of Azure TGG. Marlin Midstream owns 100% of the issued and outstanding membership interests in Azure TGG; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Azure TGG (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Azure TGG LLC Agreement”) and are fully paid (to the extent required by the Azure TGG LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and Marlin Midstream owns such membership interests free and clear of all Liens, other than (i) Liens created pursuant to the Credit Agreement and (ii) restrictions on transferability contemplated in the Azure TGG LLC Agreement. The GP LLC Agreement, the Partnership Agreement, the Marlin Midstream LLC Agreement, the Marlin Logistics LLC Agreement, the Marlin G&P LLC Agreement, the Turkey Creek LLC Agreement, the Murvaul Gas LLC Agreement, the Talco LLC Agreement, the Azure GP LLC Agreement and the Azure TGG LLC Agreement are referred to collectively herein as the “Organizational Agreements” and each, individually, as an “Organizational Agreement.”

(xxiv) No Other Subsidiaries. As of the date hereof, none of the Partnership Entities owns, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than another Partnership Entity.

(xxv) No Restrictions on the Operating Subsidiaries. None of the Operating Subsidiaries are prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except (a) for restrictions on distribution under the laws of the Operating Subsidiaries’ jurisdictions of formation or (b) as set forth in the Credit Agreement.

(xxvi) Authority. Each of the Partnership Parties has the full partnership or limited liability company right, power and authority, as the case may be, (A) to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplate hereby has been duly and validly taken, (B) in the case of the Partnership, to issue, sell and deliver the Securities upon the terms and conditions set forth in the Partnership Agreement and (C) in the case of the General Partner, to act as the general partner of the Partnership.

(xxvii) Authorization of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

(xxviii) Authorization, Execution, Delivery and Enforceability of the Organizational Agreements. The Organizational Agreements have been duly authorized and validly executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms, provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and provided further, that the indemnity, contribution and exoneration provisions contained in any such Organizational Agreements may be limited by applicable laws and public policy.

(xxix) Authorization of Securities. The Securities to be purchased by the Underwriters from the Partnership, and the limited partner interests represented thereby, have been duly authorized for issuance pursuant to the Partnership Agreement and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to the Partnership Agreement and this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act).

(xxx) Capitalization. At the Applicable Time, after giving effect to the offering of the Initial Securities as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 12,695,356 Common Units, 8,724,545 Subordinated Units, the General Partner Interest and 100 Incentive Distribution Units.

(xxxi) Conformity of Securities to Description. The Securities, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same.

(xxxii) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreements, the certificate of limited partnership, formation, or any other organizational documents (collectively, “Organizational Documents”) of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering, issuance or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(xxxiii) Absence of Violations, Defaults and Conflicts. None of the Partnership Entities is (A) in violation of its Organizational Documents, (B) in violation, breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which it or any of them may be bound or to which any of the properties or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for any such violations, breaches and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Partnership Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect or (D) in violation of any rule or regulation of the New York Stock Exchange, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of any of the Partnership Entities pursuant to, the Agreements and Instruments or the Azure Credit Agreement (except for such violations, conflicts, breaches, defaults or Repayment Events or Liens that would not, singly or in the aggregate, result in a Material Adverse Effect or which would not reasonably be expected to have a material and adverse effect on the consummation of the transactions contemplated in this Agreement and other than Liens created pursuant to the Credit Agreement), nor will such action result in (x) any violation of the provisions of the Organizational Documents of any of the Partnership Entities, (y) any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity or (z) any violation of any rule or regulation of the New York Stock Exchange; except in the case of clause (y) and clause (z), for any such violation that would not singly or in the aggregate, result in a Material Adverse Effect or which would not reasonably be expected to have a material and adverse effect on the consummation of the transactions contemplated in this Agreement. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.

(xxxiv) Absence of Labor Dispute. No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened which, in any case, would result in a Material Adverse Effect.

(xxxv) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity or self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the New York Stock Exchange) now pending or, to the knowledge of any of the Partnership Parties, threatened, against any of the Partnership Entities, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Partnership Parties of their obligations hereunder.

(xxxvi) Accuracy of Exhibits. There are no contracts or documents which are required by the 1933 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required. Each such contract or document that is described in the Registration Statement, the General Disclosure Package and the Prospectus conforms in all material respects to the description thereof. Except as described in the Registration Statement, the General Disclosure Package and the

Prospectus, none of the Partnership Entities has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement.

(xxxvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, order, registration or qualification of, any Governmental Entity is necessary or required for the performance by any of the Partnership Entities of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules of the New York Stock Exchange, state securities law or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) for any such filing authorization, approval, consent, order, registration or qualification that if not obtained, would not be reasonably expected to have a Material Adverse Effect or prevent or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(xxxviii) Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities as are necessary under applicable law to conduct the business of the Partnership Entities in the manner described in the Registration Statement, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Each of the Partnership Entities is in compliance with the terms and conditions of all Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxxix) Title to Property. The Partnership Entities have good and indefeasible title to all real property owned by them and good title to all personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) arise under the Credit Agreement, (C) do not, singly or in the aggregate, materially affect the value of such property or (D) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which any of the Partnership Entities holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, with such exceptions as do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Partnership Entities.

(xl) Rights-of-Way. The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained in, the Registration Statement, the General Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (ii) such rights-of-way that, if not obtained, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of rights of the holder of such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect.

(xli) Possession of Intellectual Property. The Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except to the extent that the failure to own, possess or have other rights in such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xlii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the Release (defined below) or threatened Release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities

have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) to the knowledge of the Partnership Parties, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(xliii) Review of Environmental Laws. In the ordinary course of its business, the Partnership Entities, or their consultants, conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which they identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as described in or contemplated in the General Disclosure Package and the Propsectus.

(xliv) Compliance with ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations, governmental interpretations and guidance promulgated thereunder (the “Code”) of which the Partnership is also a member) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instances of noncompliance that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would reasonably be expected to result in a Material Adverse Effect; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (D) to the extent the Partnership or any member of its Controlled Group would have any liability with respect to a Plan that is subject to Title IV of ERISA, the fair market value of the assets of each such Plan that is subject to Title IV of ERISA (other than a “multiemployer plan”) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would result, in a Material Adverse Effect; (F) neither the Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (G) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect. No increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Partnership’s most recently completed fiscal year has occurred or is reasonably likely to occur that is expected to result in a Material Adverse Effect.

(xlv) Accounting Controls and Disclosure Controls. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (1) since the end of the Partnership’s most recent audited fiscal year, (i) the Partnership Parties are not aware of any material weakness in the Partnership Entities’ internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Partnership Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership Entities’ internal control over financial reporting, and (2) none of the Partnership Entities is aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership Entities’ internal control over financial reporting.

The Partnership Entities maintain disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits, or will file or submit, under the 1934 Act is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding disclosure. Such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established, to the extent required by Rule 13a-15 of the 1934 Act.

(xlvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership Entities or any of the Partnership Entities’ directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective and applicable to the Partnership, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xlvii) Tax Returns. Each of the Partnership Entities has timely filed (or has obtained extensions with respect to) all foreign, federal, state and local tax returns that are required to be filed through the date hereof, except in any case in which the failure so to file would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, and has timely paid all taxes (including, without limitation, any estimated taxes) required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than (a) those that are currently being contested in good faith by appropriate actions and for which adequate reserves have been established or (b) those which, if not paid, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xlviii) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as is generally maintained by reputable companies engaged in the same or similar business, and all such insurance is in full force and effect. No Partnership Entity has any reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Partnership Entities has been denied any insurance coverage of a type generally maintained by companies engaged in the same or similar business as such Partnership Entity which it has sought or for which it has applied.

(xlix) Investment Company Act. None of the Partnership Entities is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Entities will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(l) Absence of Manipulation. None of the Partnership Entities, nor any of their respective directors or officers, affiliates or controlling persons, has taken, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(li) Foreign Corrupt Practices Act. No Partnership Entity, director, officer nor, to the knowledge of any of the Partnership Parties, any agent, employee, affiliate or other person acting on behalf of or providing services to any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended , and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities and, to the knowledge of any of the Partnership Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(lii) Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(liii) OFAC. None of the Partnership Entities nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee, affiliate or representative or other person acting on behalf of or providing services to any Partnership Entity is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and no Partnership Entity will directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(liv) USA Patriot Act. Each of the Partnership Parties acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(lv) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(lvi) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Partnership Entities, on the other, that is required by the 1933 Act to be described in the Registration Statement and the Prospectus that is not so described in such document and in the General Disclosure Package.

(lvii) No Broker’s Fees. None of the Partnership Entities or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Partnership Entities or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(lviii) Integration. The Partnership has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(lix) NYSE Listing of Common Units. The Securities have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(lx) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Date of Delivery and the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 3(k), any press release or other announcement permitted by the 1933 Act and the 1933 Act Regulations (including Rule 134 or Rule 135 of the 1933 Act Regulations).

(lxi) Summaries of Law. Statements made in the most recent preliminary prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, and legal and governmental proceedings in all material respects.

(lxii) FINRA Affiliation. To the knowledge of the Partnership Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(lxiii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus is based on or derived from sources that the Partnership Parties believe to be reliable and accurate and, to the extent required, the Partnership Parties have obtained the written consent to the use of such data from such sources.

(lxiv) No Debt Securities. None of the Partnership Entities has any debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the 1934 Act).

(b) Officer’s Certificates. Any certificate signed by any officer of any of the Partnership Parties specified in Section 5(d) hereof and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by each of the Partnership Parties to each Underwriter as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Common Unit set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional Common Units.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 525,000 Common Units, at the price per Common Unit set forth in Schedule A, less an amount per Common Unit equal to any dividends or distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional Common Units.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 3. Covenants of the Partnership Parties. Each of the Partnership Parties, jointly and severally, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration

Statement or any amendment or supplement to the Prospectus, including for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will use its reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Partnership will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver, upon request, to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Partnership will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Partnership shall not be obligated to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or to qualify as a dealer in securities in any jurisdiction or (iii) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act and the 1934 Act Regulations as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

(i) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, no Partnership Entity will, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or file any registration statement under the 1933 Act with respect to any of the foregoing, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement on Form S-8 in respect thereof, (D) any Common Units issued pursuant to any non-employee director equity plan or distribution reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (E) Common Units issued as payment of any part of the purchase price for businesses that are acquired by the Partnership or its subsidiaries up to an aggregate 10% of the Common Units to be outstanding immediately following the sale of the Common Units pursuant to this Agreement; provided, that in connection with such issuance, the recipient(s) agrees in writing to be bound by the provisions of this Section 3(i) by executing and delivering to the Representatives a letter or letters substantially in the form of Exhibit B hereto.

(j) Reporting Requirements. The Partnership, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Partnership shall report the use of proceeds from the issuance of the Common Units as may be required under Rule 463 of the 1933 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the Representatives will be deemed to have consented to each Issuer Free Writing Prospectus listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 45-day restricted period referred to in Section 3(i).

Section 4. Payment of Expenses.

(a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) any preparation, issuance and delivery of certificates for the Securities to the Underwriters, including any unit or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $15,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Partnership in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Partnership Parties, and 50.0% of the cost of aircraft and other transportation chartered in connection with the road show, including any aircraft owned by any officer or director of the General Partner (and the Underwriters will pay the remaining 50.0% of the cost of such aircraft or other transportation), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (not to exceed $20,000), and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. The Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, transfer taxes on any resale of the Common Units by any Underwriter, any advertising expenses in connection with any offers they may make and the transportation, lodging and other expenses incurred by the Underwriters on their own behalf in connection with the roadshow and other presentations to prospective purchasers of the Common Units.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(n), Section 9(a)(i) or (iii), or Section 10 hereof, the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each applicable Date of Delivery, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their covenants and other obligations hereunder, and to the following further conditions:

(a) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or pending or, to the knowledge of any of the Partnership Parties, threatened; and the Partnership shall have complied with each request (if any) from the Commission for additional information.

(b) Opinion of Counsel for the Partnership Parties. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Vinson & Elkins L.L.P., counsel for the Partnership Parties, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A hereto.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Baker Botts L.L.P., counsel for the Underwriters, with respect to the issuance and sale of the Common Units, the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, management, unitholders’ or members’ equity, as applicable, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the chief executive officer, president or any executive vice president of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Partnership Parties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Partnership Parties has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened.

(e) Chief Financial Officer’s Certificate. The Partnership Parties shall have furnished to the Representatives a certificate, delivered and dated the date hereof and the Closing Time, of the Chief Financial Officer of the General Partner substantially in the form set forth on Exhibit C hereto.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(i) No Objection. FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(j) Lock-up Agreements. At or prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons and entities listed on Schedule D hereto.

(k) Absence of Rated Securities. None of the Partnership Entities shall have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Partnership Parties contained herein shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)5(e) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for the Partnership Parties. If requested by the Representatives, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Partnership Parties, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Baker Botts L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Bring-down Comfort Letter. If requested by the Representatives, a letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

Section 6. Indemnification.

(a) Indemnification of Underwriters. The Partnership Parties agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), directors, officers, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership Parties;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Partnership Parties, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless each of the Partnership Parties, the directors of the General Partner and each of the General Partner’s officers who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership Parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(a) hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified party is based on a good faith dispute as to either the obligation of the indemnifying party arising under this Section 6 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is unavailable to or insufficient to hold harmless an indemnified party under Section 6 in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Partnership Parties, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Units underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Partnership Parties, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership Parties. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of any of the Partnership Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Partnership Entities and (ii) delivery of and payment for the Securities.

Section 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Partnership to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918); notices to the Partnership shall be directed to Azure Midstream Partners GP, LLC, 12377 Merit Drive, Suite 300, Dallas, TX 75251, attention of Eric T. Kalamaras, Chief Financial Officer.

Section 12. No Advisory or Fiduciary Relationship. Each of the Partnership Parties acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of any of the Partnership Parties, any of their subsidiaries or their respective equityholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of any of the Partnership Parties with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Partnership Parties or any of their subsidiaries on other matters) and no Underwriter has any obligation to any of the Partnership Parties with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Partnership Parties, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Partnership Parties has consulted its own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Partnership Parties and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Partnership Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. Trial by Jury. Each of the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its equityholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 16. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership Parties in accordance with its terms.

Very truly yours,

AZURE MIDSTREAM PARTNERS, LP

By:	Azure Midstream Partners GP, LLC, its general partner

By	/s/ Eric T. Kalamaras
Name:	Eric T. Kalamaras
Title:	Chief Financial Officer

AZURE MIDSTREAM PARTNERS GP, LLC

By	/s/ Eric T. Kalamaras
Name:	Eric T. Kalamaras
Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

J.P. MORGAN SECURITIES LLC
RBC CAPITAL MARKETS, LLC
WELLS FARGO SECURITIES, LLC

For itself and as Representatives of the other Underwriters named in Schedule A hereto.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Michael Cannon
Authorized Signatory

By:	J.P. MORGAN SECURITIES LLC

By	/s/ Geoffrey Paul
Authorized Signatory

By:	RBC CAPITAL MARKETS, LLC

By	/s/ Jennifer Caruso
Authorized Signatory

By:	WELLS FARGO SECURITIES, LLC

By	/s/ David Herman
Authorized Signatory

Signature Page to Underwriting Agreement

SCHEDULE A

The public offering price per Common Unit for the Securities shall be $14.17.

The purchase price per Common Unit for the Securities to be paid by the several Underwriters shall be $13.52, being an amount equal to the public offering price set forth above less $0.65 per Common Unit, subject to adjustment in accordance with Section 2(b) for distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,095,500
Wells Fargo Securities, LLC	875,000
J.P. Morgan Securities LLC	682,500
RBC Capital Markets, LLC	220,500
Stifel, Nicolaus & Company, Incorporated	199,500
Janney Montgomery Scott LLC	178,500
Robert W. Baird & Co. Incorporated	157,500
Oppenheimer & Co. Inc.	91,000

Total	3,500,000

Sch A-1

SCHEDULE B-1

Pricing Terms

1. The Partnership is selling 3,500,000 common units representing limited partner interests in the Partnership.

2. The Partnership has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 525,000 Common Units.

3. The initial public offering price per Common Unit for the Securities shall be $14.17.

Sch B-1-1

SCHEDULE B-2

Free Writing Prospectuses

None.

Sch B-2-1

SCHEDULE C

Jurisdictions of Formation and Foreign Qualifications

Entity	Jurisdiction of Formation	Jurisdiction(s) of Foreign Qualification
Azure Midstream Partners, LP	Delaware	N/A
Azure Midstream Partners GP, LLC	Delaware	N/A
Marlin Midstream, LLC	Texas	Arizona, Louisiana, Wyoming
Marlin Logistics, LLC	Texas	Utah, Wyoming
Marlin G&P I, LLC	Texas	N/A
Turkey Creek Pipeline, LLC	Texas	N/A
Murvaul Gas Gathering, LLC	Texas	N/A
Talco Midstream Assets, Ltd.	Texas	N/A
Azure Holdings GP, LLC	Delaware	N/A
Azure TGG, LLC	Delaware	N/A

Sch C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Nudevco Midstream Development, LLC

I.J. “Chip” Berthelot, II

Eric T. Kalamaras

David F. Garrett

Victor B. Davis

Dennie W. Dixon

Stacy A. Murray

James P. Benson

Jay M. Frisbie

Thomas R. Fuller

Mark F. Mulhern

Paul G. Smith

Thomas O. Whitener, Jr.

W. Keith Maxwell III

James H. Lytal

Jeremy Ham

Amanda Bush

Sch D-1

Exhibit A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

PURSUANT TO SECTION 5(b)

1.	Each of the Partnership, the General Partner, Azure GP and Azure TGG (each, a “Delaware Entity”) is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware with all requisite limited partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties and to conduct its business, in each case, as described in the General Disclosure Package and the Prospectus, in all material respects. Each of the Delaware Entities is a duly registered or qualified limited partnership or limited liability company, as the case may be, under the laws of the jurisdictions set forth by its name on Schedule C to this Agreement.

2.	Each of Marlin Midstream, Marlin Logistics, Turkey Creek, Marlin G&P, Murvaul Gas and Talco (each, a “Texas Entity”) is validly existing as a limited liability company or limited partnership, as applicable, and is in good standing under the laws of the State of Texas, with all requisite limited liability company or limited partnership, as applicable, power and authority necessary to own or lease its properties and to conduct its business, in each case, as described in the General Disclosure Package and the Prospectus, in all material respects. Each of the Texas Entities is a duly registered or qualified limited liability company under the laws of the jurisdictions set forth by its name on Schedule C to this Agreement.

3.	The General Partner has all requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the General Disclosure Package and Prospectus.

4.	The General Partner is the sole general partner of the Partnership and owns of record a 1.96% general partner interest in the Partnership; and such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement. The General Partner owns such general partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the General Disclosure Package and the Prospectus or otherwise contained in the Partnership Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Delaware LP Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

5.

Marlin IDR Holdings is the record holder of 10% of the Incentive Distribution Units and Azure Energy is the record holder of 90% of the Incentive Distribution Units; and Azure Energy owns its Incentive Distribution Units free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on

Exhibit A-1

transferability and other Liens described in the General Disclosure Package and the Prospectus or otherwise contained in the Partnership Agreement, (c) those imposed by the Delaware LP Act and the securities or “Blue Sky” laws of certain jurisdictions and (d) those created pursuant to the Azure Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Azure Energy as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

6.	The Incentive Distribution Units and the limited partner interests represented thereby outstanding as of the date hereof have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

7.	The Securities to be purchased by the Underwriters from the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered by the Partnership pursuant to this Agreement to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act)

8.	Except as described in the General Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership arising under the Organizational Documents of the Partnership or any agreement filed as an exhibit to or incorporated by reference in the Registration Statement. Except as provided in the Partnership Agreement or as described in the General Disclosure Package, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership under the Organizational Documents of the Partnership or any agreement filed as an exhibit to or incorporated by reference in the Registration Statement, other than for such rights that have been satisfied or waived.

9.

Azure Energy owns directly 100% of the membership interests in the General Partner; and such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act). Azure Energy directly owns such membership interests in the General Partner free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the General Disclosure Package and the Prospectus or otherwise contained in the GP LLC Agreement, (c) those imposed by the Delaware LLC Act and the securities or “Blue Sky” laws of certain

Exhibit A-2

jurisdictions and (d) those created pursuant to the Azure Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Azure Energy as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

10.	The Partnership owns, directly or indirectly, 100% of the membership interests in each of the Texas Entities; and such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement or limited partnership agreement, as applicable, of each such Texas Entity and are fully paid (to the extent required under such applicable organizational documents) and nonassessable (except as such non-assessability may be limited by Section 101.206 of the TBOC). The Partnership directly or indirectly owns such membership interests in each Texas Entity free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Texas, (b) restrictions on transferability and other Liens described in the General Disclosure Package and the Prospectus or otherwise contained in the limited liability company agreement of such Texas Entity, (c) those arising under the Credit Agreement and (d) those imposed by the TBOC and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Marlin Midstream or, in the case of Talco, naming Marlin Midstream or Azure GP, as debtor is on file as of a recent date in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation.

11.	The Partnership owns, directly or indirectly, 100% of the membership interests in each of Azure GP and Azure TGG; and such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of each such entity and are fully paid (to the extent required under such applicable organizational documents) and nonassessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act). The Partnership directly or indirectly owns such membership interests in each of Azure GP and Azure TGG free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the General Disclosure Package and the Prospectus or otherwise contained in the GP LLC Agreement or the Azure TGG LLC Agreement, (c) those arising under the Credit Agreement and (d) those imposed by the Delaware LLC Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Marlin Midstream, as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

12.	Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder. All limited partnership and limited liability company action, as the case may be, required to be taken by either of the Partnership Parties for the execution and delivery by the Partnership Parties of this Agreement and the consummation of the transactions contemplated by this Agreement has been validly taken.

Exhibit A-3

13.	This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

14.	The Partnership Agreement has been duly authorized, executed and delivered by the General Partner, and is a valid and legally binding agreements of the General Partner, enforceable against the General Partner in accordance with its terms, provided, that, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

15.	None of the offering, issuance and sale by the Partnership of the Securities, the execution, delivery and performance of this Agreement by the Partnership Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the Organizational Documents, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a Lien (other than Liens arising under or contemplated by the Credit Agreement), under any other agreement filed as an exhibit to the Registration Statement, any document incorporated by reference therein, the Azure Credit Agreement or the Unitholder Agreement among Azure Energy, the General Partner, the Partnership, Marlin IDR Holdings and NuDevco, dated February 27, 2015, or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas, federal law (provided that such counsel need not express any opinion with respect to compliance with any federal or state securities antifraud law) or any order, judgment, decree or injunction known to such counsel of any Delaware or federal court to which any of the Partnership Entities or any of their properties is subject; except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation, lien or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

16.	No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law is required for the offering, issuance and sale by the Partnership of the Securities, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation by the Partnership Parties of the transactions contemplated by this Agreement, except (i) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act, and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement, and (iv) as described in the Registration Statement or the Prospectus.

Exhibit A-4

17.	The Registration Statement was declared effective under the 1933 Act on April 28, 2015; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

18.	The Registration Statement, on the effective date, and the Prospectus or any further amendment and supplement thereto made by the Partnership prior to the Date of Delivery (other than the financial statements, notes or schedules thereto and the auditor’s reports thereon incorporated by reference into or omitted from the Registration Statement, the preliminary prospectus or the Prospectus or other financial or accounting data included in or incorporated by reference into the Registration Statement the preliminary prospectus or the Prospectus, as to which such counsel need not express any opinion), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the 1933 Act and 1934 Act, as applicable, and the rules and regulations promulgated thereunder.

19.	The statements in the General Disclosure Package and the Prospectus under the captions “Cash Distribution Policy,” “The Partnership Agreement,” “Certain Relationships and Related Party Transactions,” “Material U.S. Federal Income Tax Consequences” and “Investment in Marlin Midstream Partners, LP by Employee Benefit Plans”, insofar as they purport to constitute summaries of terms of federal law or Texas law or the Delaware LP Act or the Delaware LLC Act, are accurate summaries in all material respects.

20.	The statements in the General Disclosure Package and the Prospectus under the captions “Cash Distribution Policy,” “Description of the Common Units” and “The Partnership Agreement,” insofar as they purport to constitute summaries of the terms of the Common Units (including the Securities), Subordinated Units and the Incentive Distribution Units, are accurate summaries of the terms of such Common Units, Subordinated Units and Incentive Distribution Units in all material respects.

21.	The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

22.	The Partnership is not, and after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described under “Use of Proceeds” in each of the General Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the 1940 Act.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations and warranties in this Agreement, certificates of officers and employees of

Exhibit A-5

the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that its opinion is limited to matters governed by federal laws, the Delaware LP Act, the Delaware LLC Act and the laws of the State of Texas, (D) with respect to the opinions expressed in paragraphs (1) and (2) above as to the valid existence and good standing of the Partnership Entities and the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based solely on certificates or other statements of valid existence, good standing, or foreign qualification or registration, as the case may be, for each such entity provided by the Secretary of State of the states listed on Annex I and II hereto and/or certificates of officers and employees of the Partnership Entities, (E) state that they express no opinion with respect to (i) any permits to own or operate any real property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the members of the General Partner may be subject and (F) with respect to the opinions expressed in paragraphs 4, 5, 9, 10 and 11 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by [    ]1, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware or the Secretary of State of the State of Texas, as applicable, naming such applicable entity as debtor.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties, representatives of the independent registered public accounting firm of the Partnership, and representatives of the Underwriter, at which the contents of the Registration Statement, the General Disclosure Package and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, General Disclosure Package and the Prospectus (except to the extent specified in paragraph 19 and 20 above), on the basis of the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(A) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C) the Prospectus, as of its date or as of such Date of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

[1]	To insert appropriate third-party service provider.

Exhibit A-6

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the independent public accounting firm’s report thereon, (ii) the other financial data included or incorporated by reference therein or (iii) representation and warranties and other statements of fact contained in the exhibits to the Registration Statement.

Exhibit A-7

Form of lock-up from directors, officers or other equityholders pursuant to Section 5(j)

Exhibit B

—, 2015

Merrill Lynch, Pierce, Fenner & Smith

             Incorporated

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith

             Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Azure Midstream Partners, LP

Dear Sirs:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Azure Midstream Partners, LP, a Delaware limited partnership (the “Partnership”) providing for the public offering of common units representing limited partner interests in the Partnership (the “Common Units”). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 45 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Exhibit B-1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that such transfer is:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned;

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v) as required or permitted by the Partnership’s benefit plans, described in the Registration Statement, the Disclosure Package and the Prospectus in effect as of the effective date, to reimburse or pay, through cashless surrender, income tax in connection with the vesting of options, rights or warrants; provided that any such reimbursement or payment that is required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, will state such purpose.

provided that, in the case of (i), (ii), (iii) and (iv), (1) the Representatives receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Furthermore, the undersigned may sell Common Units purchased by the undersigned on the open market following the public offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

It is understood that, if the Partnership notifies in writing the Underwriters that it does not intend to proceed with the offering, if the Underwriting Agreement does not become effective within 45 days of the date hereof, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this Lock-Up Letter Agreement as of such date.

Exhibit B-2

[Signature Page Follows]

Exhibit B-3

Very truly yours,

Signature:
Print Name:

Exhibit B-4

Exhibit C

CHIEF FINANCIAL OFFICER’S CERTIFICATE

June [    ], 2015

The undersigned, Eric T. Kalamaras, Chief Financial Officer of Azure Midstream Partners GP, LLC (the “General Partner”), a Delaware limited liability company and the general partner of Azure Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), hereby delivers this certificate pursuant to Section 5(l)(ii) of the Underwriting Agreement, dated June 17, 2015, by and among the Partnership, the General Partner and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement.

Based upon an examination of the financial records and schedules of the Partnership undertaken by himself, or members of his staff who are responsible for the Partnership’s financial and accounting matters, the undersigned does hereby certify as follows:

1. The undersigned is familiar with the accounting, operations and records systems of the Partnership. The undersigned has read the [Preliminary] Prospectus, dated June [    ], 2015 (the “Prospectus”), forming a part of the Registration Statement on Form S-3 (File No. 333-203451) (as amended as of the date hereof, the “Registration Statement”) related to the issuance and sale of common units representing limited partner interests in the Partnership (the “Units”).

2. The information included in the Registration Statement, General Disclosure Package and Prospectus under the captions “Summary—Recent Developments—Quarterly Update” is based on or derived from internal accounting or financial records that the Partnership believes to be reliable and accurate in all material respects and represents the Partnership’s good faith estimates that are made on the basis of data derived from such sources.

3. No facts have come to the undersigned’s attention that have caused him to believe that the information referred to in paragraph (2) above includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading.

Each Underwriter is entitled to rely on this certificate in conducting and documenting its investigation of the affairs of the Partnership in connection with the sale of the Securities as contemplated by the Registration Statement and the Prospectus. Baker Botts L.L.P. and Vinson & Elkins L.L.P. are entitled to rely on this certificate in connection with the opinion that each such firm is rendering pursuant to the Underwriting Agreement.

Exhibit B-1